SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549



                                FORM 11-K



(Mark One)
 [x]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995
      OR

      TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM _____ TO
      _____.



                       Commission File No. 1-8796


                           QUESTAR CORPORATION
                        EMPLOYEE INVESTMENT PLAN




                           Questar Corporation
                          180 East First South
                             P.O. Box 45433
                     Salt Lake City, Utah 84145-0433


                                FORM 11-K

             ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 1995.
Commission File Number 1-8796.


      A.   The full title of the plan is the Questar Corporation
Employee Investment Plan. The address of the plan is the same as that of the issuer named below.

      B. The name of the issuer of the securities held pursuant to the plan and the address of its principal executive office are: Questar Corporation, 180 East First South, P.O. Box 45433, Salt Lake City, Utah 84145-0433.

      C. Financial Statements and schedules prepared in accordance with the Employee Retirement Income Security Act of 1974 for the fiscal year ended December 31, 1995, are attached as an exhibit to this Form 11-K.

                                SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the Questar Corporation Employee Benefits Committee have duly caused this annual report to be signed by its duly authorized chairman.

                                       QUESTAR CORPORATION
                                       EMPLOYEE INVESTMENT PLAN



Date:    March 22, 1996                By:  /s/R. D. Cash
                                             R. D. Cash
                                             Chairman, Employee Benefits
                                             Committee



Financial Statements and Schedules


Questar Corporation Employee Investment Plan


Years ended December 31, 1995 and 1994

Questar Corporation Employee Investment Plan

Financial Statements and Schedules


Years ended December 31, 1995 and 1994




Contents

Report of Independent Auditors

Audited Financial Statements

Statements of Net Assets Available for Plan Benefits
Statements of Changes in Net Assets Available for Plan
  Benefits
Notes to Financial Statements


Schedules

Assets Held for Investment
Transactions or Series of Transactions in Excess of 5% of the Current Value of Plan Assets

Report of Independent Auditors


Participants in Questar Corporation
Employee Investment Plan


We have audited the accompanying statements of net assets available for plan benefits of Questar Employee Investment
Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1995 and 1994, and the changes in its net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules are presented for the purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1995 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1995 financial statements taken as a whole.


ERNST & YOUNG LLP

Salt Lake City, Utah
March 8, 1996

Questar Corporation
Employee Investment Plan

Statements of Net Assets Available for Plan Benefits

                                           December 31
                                               1995          1994
Assets
Investments         (Notes 3 and 4) :
  Questar Corporation common stock -
    at market :
      Allocated                            $103,887,463   $84,142,679
      Unallocated                            29,524,553    29,621,492
  Mutual funds                               10,258,687     7,452,693
  Money market fund                           3,142,732     2,382,430
  Guaranteed investment contracts               707,303     1,428,692
                                            147,520,738   125,027,986
Cash and short-term investments                  30,920        21,107
Contribution receivable from
  Questar Corporation                         1,612,323     1,534,239
Interest receivable                              15,610        51,670
                                            149,179,591   126,635,002

Liabilities
Unallocated contributions and dividends          27,261        17,121
Interest payable                                924,337     1,020,021
Security acquisition(Note 3)                 21,237,976    24,543,190
                                             22,189,574    25,580,332

Net assets available
  for plan benefits                        $126,990,017  $101,054,670


See accompanying notes.

Questar Corporation
Employee Investment Plan

Statements of Changes in Net Assets Available for Plan
Benefits

                                               Year ended December 31
                                               1995          1994
Additions
  Dividend income                             4,602,072    $4,575,529
  Interest income                               867,690       601,430
  Contributions :
    Employees                                 6,495,451     7,077,643
    Employer                                  3,660,142     3,169,768
                                             10,155,593    10,247,411
                                             15,625,355    15,424,370


Deductions
  Withdrawals - at market                    13,194,771     5,584,458
  Distribution of dividends to participants     281,844       271,953
  Trustee fees and commissions                   32,817        25,423
  Interest expense                            1,939,812     2,147,415
                                             15,449,244     8,029,249


Transfer of assets from the Questar
   Corporation Employee Savings Plan                        9,045,523
Net realized and unrealized appreciation
   (depreciation) in the fair value of
   investments                               25,759,236   (22,889,282)
Net additions (deductions)                   25,935,347    (6,448,638)
Net assets available for plan benefits at
  beginning of year                         101,054,670   107,503,308

Net assets available for plan
  benefits at end of year                  $126,990,017  $101,054,670


See accompanying notes.

Questar Corporation
Employee Investment Plan

Notes To Financial Statements

December 31, 1995


1.  Description of the Plan

The Questar Corporation Employee Investment Plan (Plan) is an employee benefit plan for employees of Questar
Corporation (Questar) and its subsidiaries.  Effective
January 1, 1994, the Questar Corporation Employee Savings
Plan was merged into the Questar Corporation Employee
Stock Purchase Plan, which was then redesignated as the Questar Corporation Employee Investment Plan. The Plan continues to be an employee stock ownership plan (ESOP) as defined in Code Section 4975(e)(7).

In addition to Questar common stock, employees were able to direct the investment of their contributions into the following funds: 1) GIC/Money Market, which invests in guaranteed investment contracts and money market funds;
2) Fidelity Magellan, which invests primarily in common stocks; and 3) Fidelity Puritan, which invests primarily in both common stocks and bonds. The Plan also included investments in the Fidelity Intermediate Bond Fund even though the Plan did not allow employees to contribute to the fund in 1995. The Plan allowed participants to change their contribution elections 15 days before the first day of the calendar month in which the change was to become effective.

With the exception of the Questar stock fund, participants can transfer amounts invested between the various investment funds on a monthly basis. Employees who contribute to the stock fund or any of the other investment funds receive employer matching contributions in the form of leveraged Questar shares released from the suspense account (see Note 3) on the first 6% of their eligible compensation contributed, at the following percentages: 100% of the first 2%, 75% of the next 2%, and 50% of the next 2%.

Employees are eligible to participate in the Plan after completing one year of service. An employee is credited with one year of service for each year in which at least
1,000 hours are worked or paid for by Questar or an affiliate. Subject to certain restrictions in the Internal Revenue Code (Code), non-highly compensated employees can elect to contribute from 1% to 16% of annual compensation to the Plan on either a pre-tax basis pursuant to salary reduction arrangements which will qualify the contributions under section 401(k) of the Code, on an after-tax basis, or a combination of the two. "Highly compensated employees" are limited to contributing from 1% to 6% of annual compensation to the Plan on a pre-tax basis, after-tax basis, or a combination of the two.

Questar Corporation
Employee Investment Plan

Notes to Financial Statements (continued)


1.  Description of the Plan (continued)

The Plan also provides an additional $200 annual employer contribution at the end of the Plan year in the form of shares of Questar stock to each employee eligible to participate in the Plan at the beginning of the Plan year and employed on the last day of the Plan year. This contribution is made irrespective of whether the eligible employee actually participates in the Plan.

The Plan provides for the direct rollover of taxable amounts withdrawn from the Plan to the Trustee of the participant's Individual Retirement Account (IRA) or other qualified plan, if the participant so elects. If any part of the taxable portion of a withdrawal is distributed directly to the participant rather than directly rolled over to an IRA, any cash to be distributed to the participant will be subject to mandatory withholding equal to 20% of the taxable portion of the distribution. However, if the taxable amount is $200 or less, or if a distribution is made all in stock or in stock with cash for fractional shares only, the 20% withholding does not apply.

The rules for in-service withdrawals of Questar shares and investment funds allocated to participants' accounts and for distributions of such amounts upon termination of employment, disability or death are set forth in the Summary Plan Description of the Plan.

The Plan is subject to the diversification requirements imposed on ESOP's by the Tax Reform Act of 1986 and meets these requirements by allowing qualified participants to receive distributions of shares of Questar stock.

Employees are always fully vested in all shares and funds allocated to their individual accounts. Should the Plan terminate at some future time, all amounts allocated to the employee's accounts would be distributed to them.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual amounts could differ from the estimates.

Questar Corporation
Employee Investment Plan

Notes to Financial Statements (continued)


2. Accounting Policies

Investments

Investment in Questar common stock is recorded at market
value based on the closing market price on the last
business day of the year on the  New  York  Stock
Exchange.   The mutual funds are valued at market.  The
money market fund and the guaranteed investment contracts are valued at cost plus interest earned, which approximates market. Short-term investments consist primarily of investments in a separate money market portfolio fund and are valued at market.

Dividends

Questar has a Dividend Reinvestment and Stock Purchase
Plan whereby participants may reinvest dividends to purchase additional shares of Questar common stock at market value. Dividends payable with respect to Questar stock purchased with employee after-tax and 401(k) contributions are distributed directly to participants unless they elect to have such dividends retained in the Plan. Dividends on shares purchased with employer contributions must be reinvested. Dividends paid on leveraged shares are applied to the principal and interest payments on the two promissory notes payable to Questar (see Note 3).

Withdrawals

Withdrawals are recorded based on market prices at the date withdrawn. The differences between cost and market at the time of withdrawal are included in the financial statements as realized gains or losses.

Administrative Expenses

All legal, accounting, fixed income management and other administrative expenses except commissions and a portion of the trustee fees have been paid by Questar.

Income Taxes

The Plan is a qualified employee benefit plan under the Internal Revenue Code and is exempt from federal income tax. Participants are not subject to income tax on employer contributions

Questar Corporation
Employee Investment Plan

Notes to Financial Statements (continued)


2. Accounting Policies (continued)

(including 401(k) salary reductions) or income credited to individual accounts until such time as these amounts are distributed. A description of the income tax consequences to employees is included in the Summary Plan
Description of the Plan, which has been provided to all participants.

3.  Security Acquisition Loans

The Plan issued two promissory notes payable to Questar totaling $35,000,000 and used the proceeds to purchase
1,992,884 shares (leveraged shares) of Questar common stock at $17.5625 per share. These shares are held in a separate suspense account established under the Trust and are released and allocated to eligible participants as the notes are repaid over a ten year period. Payments on the notes are made with contributions from Questar and its participating subsidiaries and dividends and earnings received on the remaining allocated and unallocated leveraged shares. The notes are collateralized by the unreleased leveraged shares.

The detail of these notes payable is as follows:

                                               December 31
                                            1995               1994
8.25% Senior ESOP Notes-Series A,
  due July 1, 1996                           $5,237,976    $8,543,190
8.28% Senior ESOP Notes-Series B,
  due July 1, 1999                            16,000,000    16,000,000

                                            $21,237,976   $24,543,190


Questar Corporation
Employee Investment Plan

Notes to Financial Statements (continued)


3.  Security Acquisition Loans (continued)

Under the terms of the notes, the Plan is obligated to make principal payments annually, which, in aggregate, must meet or exceed cumulative minimum principal payments as of each payment date. Cumulative actual payments may exceed the cumulative minimum payments when the actual number of shares needed to make matching allocations exceeds the minimum shares required to be released under the terms of the notes. Leveraged shares in excess of those needed to make matching allocations may also be released from the suspense account in certain years in order to meet required cumulative minimum payments.
These excess shares will be allocated to: (i) participants who are employed on the last day of the year, (ii) participants who are on leave under the federal Family and Medical Leave Act of 1993 on the last day of such Plan year, and (iii) to former participants
(or their beneficiaries) who become disabled, retire, or die during the year in which the excess leveraged shares are released from the suspense account. At year-end
1995, a special distribution of excess shares was allocated to the accounts of the eligible participants who contributed to the Plan during the year. Depending on the market price of Questar stock, there could be further special distributions of shares in order to meet cumulative minimum payment requirements.

The minimum principal payment requirements for the four years following December 31, 1995, are as follows:

                           1996              $5,238,000
                           1997                4,700,000
                           1998                5,300,000
                           1999                6,000,000



Questar Corporation
Employee Investment Plan

Notes to Financial Statements (continued)

4. Investments

First Security Bank of Utah, N.A., is the Plan Trustee.
Investments in Common Stock of Questar at cost for the two years ended December 31, 1995, were as follows:

                                Allocated                Unallocated
                                  Shares       Cost         Shares        Cost
Balances at January 1, 1994      2,814,385  $54,677,753     1,254,696  $22,035,607
  Purchases                        238,381    7,307,467
  Allocation of shares             177,551    5,407,992      (177,551)  (3,118,244)
  Withdrawals                     (170,583)  (3,679,772)
Balances at December 31, 1994    3,059,734   63,713,440     1,077,145   18,917,363
  Purchases                        237,987    7,220,841
  Allocation of shares             195,815    5,951,929      (195,815)  (3,439,005)
  Withdrawals                     (392,418)  (8,137,083)
Balances at December 31, 1995    3,101,118  $68,749,127       881,330  $15,478,358

Average cost per share of allocated stock at December 31 was $22.17 and $20.82 for 1995 and 1994, respectively.

Market price per share of stock, both allocated and unallocated, as of December 31 was $33.50 and $27.50 for 1995 and 1994, respectively.

The cost of allocated shares is based on the average market purchase price for shares for each quarter, whereas the cost of unallocated shares is shown as the original purchase price of the shares which was $17.5625 per share.

Statement amounts that were attributable to allocated and unallocated shares during 1995 and 1994, were as follows:

                                Allocated                Unallocated
                                   1995        1994          1995         1994
Net realized and unrealized
   appreciation (depreciation) $20,610,039 ($13,808,082)   $3,342,066  ($8,665,246)
Security acquisition loans         687,986      493,205    20,549,990   24,049,985
Dividends                        3,435,014    3,225,585     1,167,058    1,349,944

Interest expense was entirely attributable to shares that were unreleased during 1995 and 1994. Employer contributions receivable, employer contributions, and distributions were entirely attributable to allocated shares.

Questar Corporation
Employee Investment Plan

Notes to Financial Statements (continued)



4. Investments (continued)

The net asset value per unit and the total number of units for the Investment Funds at the end of each quarter for the years indicated are as follows:

                                   1995                      1994
                                Net Asset      Total      Net Asset       Total
                               Value per Un    Units    Value per Unit    Units
Fidelity Magellan Fund
  March 31                          $72.44        77,571       $69.72        60,451
  June 30                            83.50        72,769        63.94        66,749
  September 30                       92.37        74,732        67.41        71,891
  December 31                        85.98        81,708        66.80        76,081

Fidelity Puritan Fund
  March 31                           15.42       164,812        15.52       114,269
  June 30                            16.15       164,523        15.54       124,762
  September 30                       16.78       175,076        15.35       138,639
  December 31                        17.01       187,949        14.81       157,842

Fidelity Intermediate Bond Fund
  March 31                            9.99         3,394        10.33         3,154
  June 30                            10.24         3,393        10.03         3,234
  September 30                       10.23         3,446         9.94         3,286
  December 31                        10.41         3,502         9.83         3,341

GIC/Money Market Fund
  March 31                            1.00     3,991,442         1.00     3,569,122
  June 30                             1.00     3,857,246         1.00     3,634,405
  September 30                        1.00     3,936,469         1.00     3,711,332
  December 31                         1.00     3,850,035         1.00     3,811,122


Questar Corporation
Employee Investment Plan

Notes to Financial Statements (continued)


4. Investments (continued)

                    December 31, 1995
                     GIC/Money   Magellan     Puritan    Intermediate
                    Market Fund    Fund        Fund       Bond Fund       Total
Investments:
  Mutual funds                  $7,025,227   $3,197,004       $36,456  $10,258,687
  Money market fund $3,142,732                                           3,142,732
Guaranteed investment
    investment
    contracts          707,303                                             707,303

                    $3,850,035  $7,025,227   $3,197,004       $36,456  $14,108,722



                    December 31, 1994
                     GIC/Money   Magellan     Puritan    Intermediate
                    Market Fund    Fund        Fund       Bond Fund       Total

Investments:
  Mutual funds                  $5,082,220   $2,337,635       $32,838   $7,452,693
  Money market fund $2,382,430                                           2,382,430
  Guaranteed
    investment
    contracts        1,428,692                                           1,428,692

                    $3,811,122  $5,082,220   $2,337,635       $32,838  $11,263,815




Questar Corporation
Employee Investment Plan

Notes to Financial Statements (continued)


4. Investments (continued)

                    Year ended December 31, 1995
                     GIC/Money   Magellan     Puritan    Intermediate    Questar
                    Market Fund    Fund        Fund       Bond Fund       Stock        Total
Additions:
  Employee
   contributions      $256,653    $990,994     $597,052                 $4,650,752   $6,495,451
  Employer
   contributions                                                         3,660,142    3,660,142
  Dividend income                                                        4,602,072    4,602,072
  Interest income      252,680     404,134      203,752        $2,180       41,004      903,750
                       509,333   1,395,128      800,804         2,180   12,953,970   15,661,415

Withdrawals           (586,266)   (837,303)    (245,551)         (549) (11,525,102) (13,194,771)
Distribution of
  dividends                                                               (281,844)    (281,844)
Trustee fees                                                               (32,817)     (32,817)
Interest expense                                                        (1,939,812)  (1,939,812)
Net transfers
  in (out)             115,846     (51,694)     (64,152)
Net realized and
  unrealized
  appreciation of
  investments                    1,436,876      368,268         1,987   23,952,105   25,759,236
Net additions           38,913   1,943,007      859,369         3,618   23,126,500   25,971,407
Net assets held by
  trustee at
  beginning of year  3,811,122   5,082,220    2,337,635        32,838   89,739,185  101,003,000
Net assets held by
  by trustee at
  end of year       $3,850,035  $7,025,227   $3,197,004       $36,456 $112,865,685 $126,974,407



Questar Corporation
Employee Investment Plan

Notes to Financial Statements (continued)


4. Investments (continued)

                    Year ended December 31, 1994
                     GIC/Money   Magellan     Puritan    Intermediate    Questar
                    Market Fund    Fund        Fund       Bond Fund       Stock        Total
Additions:
  Employee
   contributions      $278,725  $1,277,751     $789,129                 $4,732,038   $7,077,643
  Employer
   contributions                                                         3,169,768    3,169,768
  Dividend income                                                        4,575,529    4,575,529
  Interest income      223,822     173,909      128,612        $2,404       26,308      555,055
                       502,547   1,451,660      917,741         2,404   12,503,643   15,377,995

Withdrawals            (55,656)   (128,719)     (50,436)                (5,349,647)  (5,584,458)
Distribution of
 dividends                                                                (271,953)    (271,953)
Trustee fees                                                               (25,423)     (25,423)
Interest expense                                                        (2,147,415)  (2,147,415)
Net transfers
  in (out)            (574,876)    204,951      370,906          (981)
Net realized and
  unrealized
  depreciation of
  investments                     (258,469)    (154,449)       (3,036) (22,473,328) (22,889,282)
Net additions
 (deductions)         (127,985)  1,269,423    1,083,762        (1,613) (17,764,123) (15,540,536)
Net assets held
  by trustee at
  beginning of year  3,939,107   3,812,797    1,253,873        34,451  107,503,308  116,543,536
Net assets held
  by trustee at
  end of year       $3,811,122  $5,082,220   $2,337,635       $32,838  $89,739,185 $101,003,000



Schedules


Questar Corporation
Employee Investment Plan

Assets Held for Investment

December 31, 1995


Assets Held in Trust by First Security Bank of Utah, N.A.

Description of Investments                     Cost       Fair Value
Questar Corporation Common Stock
   Allocated (3,101,118 shares)              68,749,127   103,887,463
   Unallocated Stock (881,330 shares)        15,478,358    29,524,553

Fidelity Magellan Fund (81,708 units)         5,805,554     7,025,227

Fidelity Puritan Fund (187,949 units)         2,979,376     3,197,004

Fidelity Intermediate Bond
  Fund (3,502 units)                             40,487        36,456

Fidelity Institutional Cash Portfolio -
  Money Market Fund (3,142,732 units)         3,142,732     3,142,732

The Equitable Life Assurance Society of
  the United States
    Guaranteed Investment
      Contracts (707,303 units)                 707,303       707,303

Cash and Short-Term Investments                  30,920        30,920

                                            $96,933,857  $147,551,658

Questar Corporation
Employee Investment Plan

Transactions or Series of Transactions in Excess of 5% of the Current Value of Plan Assets

Year ended December 31, 1995


                               Description   Purchase      Selling      Net Gain
 Identity of Issuer             of Assets      Price        Price        or Loss

Category (i) - Single                    0            0             0            0
Transaction in Excess of 5% of
Plan Assets         (None)

Category (ii) - Series of                0            0             0            0
Transactions (Other than
Securities Transactions) with
the Same Person Aggregating 5%
of Plan Assets      (None)

Category (iii) - A Series of
Transactions in a Security
Issue Aggregating 5% of Plan
Assets
  Questar Corporation          Common Stock
                               257
                               Purchases     $7,220,882
                               113
                               Withdrawals   $8,137,083   $11,525,102   $3,388,019

Category (iv) - Transactions in          0            0             0            0
Securities with a Person if Any
Single Transaction with that
Person was in Excess of 5% of
Plan Assets         (None)

Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-4436 and
33-48169) pertaining to the Questar Corporation Employee
Investment Plan (formerly the Questar Corporation Employee
Stock Purchase Plan) of our report dated March 8, 1996, with respect to the financial statements and schedules of the Questar Corporation Employee Investment Plan included in this Annual Report (Form 11-K) for the year ended
December 31, 1995.


ERNST & YOUNG LLP

Salt Lake City, Utah
March 22, 1996